EXHIBIT 10.173

                             NONA MORELLI'S II, INC.
                             2 Park Plaza, Suite 470
                            Irvine, California 92614
                            Telephone (714) 833-2094
                            Facsimile (714) 833-7854

                                September 3, 1997



Mr. Joseph Monterosso
President
Group V Corporation
550 15th Street
San Francisco, CA 94103

         RE: Extension and Modification of Put/Option Agreement and Warrant Purchase Agreement dated August 22, 1997

Dear Joe:

         This letter will serve as our mutual agreement to extend and modify the Put/Option Agreement and Warrant Purchase Agreement dated August 22, 1997.

1. As to the Put/Option Agreement dated August 22, 1997 between Joseph Monterosso and Nona Morelli's II, Inc. the dates in that agreement are extended as follows:

         Paragraph Number 2, the date April 1, 1998 is hereby extended until June 1, 1998.

         Paragraph Number 5, the obligation to be performed on October 1, 1997 is hereby extended until November 1, 1997.

         Paragraph Number 5, the obligation to be performed on November 1, 1997 is hereby extended until December 1, 1997.

         Paragraph Number 5, the obligation to be performed on December 1, 1997 is hereby extended until January 1, 1998.

         Paragraph Number 5, the obligation to be performed on January 1, 1998 is hereby extended until February 1, 1998.

         Paragraph Number 5, the obligation to be performed on February 1, 1998 is hereby extended until March 1, 1998.

         Paragraph Number 5, the obligation to be performed on March 1, 1998 is hereby extended until April 1, 1998.

C:\clients\Nona\Ext&ModAgr.doc

         Paragraph Number 5, the obligation to be performed on April 1, 1998 is hereby extended until May 1, 1998.

         Paragraph Number 5, the obligation to be performed on May 1, 1998 is hereby extended until June 1, 1998.

         Paragraph Number 5, the obligation to be performed on June 1, 1998 is hereby extended until July 1, 1998.

         Paragraph Number 5, the obligation to be performed on July 1, 1998 is hereby extended until August 1, 1998.

         Paragraph Number 5, the obligation to be performed on August 1, 1998 is hereby extended until September 1, 1998.

         Paragraph Number 5, the obligation to be performed on September 1, 1998 is hereby extended until October 1, 1998.

2. As to the Put/Option Agreement, dated August 22, 1997, Joseph Monterosso agrees to use his best efforts so that, provided Nona Morelli's II, Inc. submits the Series B certificate with a legal opinion, Group V Corporation ("GRPV") will take all action necessary to effect the receipt by Nona Morelli's II, Inc. of 7,800,000 shares of unrestricted common stock of GRPV following Nona Morelli's II, Inc.'s conversion of 100,000 shares of Series B Preferred Stock of GRPV.

3. As to the Put/Option Agreement, dated August 22, 1997, Nona Morelli's II, Inc. and Joseph Monterosso agree that Mr. Monterosso's obligations under the Put/Option Agreement are dependent upon Nona Morelli's II, Inc. delivering, in accordance with the terms and conditions of that agreement, 7,800,000 shares of unrestricted common stock of GRPV to be subject to the option and put established by such agreement.

4. As to the Warrant Purchase Agreement dated August 22, 1997, Nona Morelli's II, Inc. and Joseph Monterosso agree that it shall be a condition precedent to the obligations of Nona Morelli's II, Inc. and Joseph Monterosso under the Warrant Purchase Agreement that the following condition occur on or before October 31, 1997:

         A. Receipt by Nona Morelli's II, Inc. of 7,800,000 shares of unrestricted common stock of GRPV following conversion of 100,000 shares of Series B Preferred Stock of GRPV.

5. As to the Warrant Purchase Agreement dated August 22, 1997 which includes that certain Secured Promissory Note dated August 22, 1997 made by Joseph Monterosso in favor of Nona Morelli's II, Inc. the installment due dates set forth on page one of the Secured Promissory Note are extended as follows.

         The installment due on October 1, 1997 is hereby extended until November 1, 1997. The installment due on November 1, 1997 is hereby extended until December 1, 1997. The installment due on December 1, 1997 is hereby extended until January 1, 1998. The installment due on January 1, 1998 is hereby extended until February 1, 1998.

C:\clients\Nona\Ext&ModAgr.doc

         The installment due on February 1, 1998 is hereby extended until March 1, 1998. The installment due on March 1, 1998 is hereby extended until April 1, 1998. The installment due on April 1, 1998 is hereby extended until May 1, 1998. The installment due on May 1, 1998 is hereby extended until June 1, 1998. The installment due on June 1, 1998 is hereby extended until July 1, 1998. The installment due on July 1, 1998 is hereby extended until August 1, 1998. The installment due on August 1, 1998 is hereby extended until September 1, 1998. The installment due on September 1, 1998 is hereby extended until October 1, 1998.

6. All other provisions of the agreements shall remain in full force and effect.

         If the foregoing modification and extension of the above referenced agreements is acceptable to you, please sign in the space provided below.

                                   Sincerely yours,

                                   /s/  Fred G. Luke
                                        ---------------------------------------
                                        Fred G. Luke
                                        Chief Executive Officer

APPROVED AND AGREED TO

By:  /s/       Joseph Monterosso
     -----------------------------
     Name:     Joseph Monterosso
     Title:    An individual

C:\clients\Nona\Ext&ModAgr.doc